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                                                                   EXHIBIT 3.2

                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          AVALON PHARMACEUTICALS, INC.

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                              AMENDED AND RESTATED

                                     BYLAWS

                                       OF

                          AVALON PHARMACEUTICALS, INC.

                            ARTICLE 1 - STOCKHOLDERS

      1.1 PLACE OF MEETINGS. All meetings of stockholders shall be held at such place within or without the State of Delaware as may be designated from time to time by the Board of Directors or the Chief Executive Officer or, if not so designated, at the registered office of the corporation in Delaware. Notwithstanding the foregoing, the Board of Directors may determine that the meeting shall not be held at any place, but may instead be held by means of remote communication.

      1.2 ANNUAL MEETING. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly be brought before the meeting shall be held on such date and at such time as shall be designated from time to time by the Board of Directors or the Chief Executive Officer.

      1.3 SPECIAL MEETINGS. Special meetings of stockholders may be called at any time by the Chief Executive Officer or by the Board of Directors. Business transacted at any special meeting of stockholders shall be limited to matters relating to the purpose or purposes stated in the notice of meeting.

      1.4 NOTICE OF MEETINGS. Except as otherwise provided by law, written notice of any meeting of stockholders, whether annual or special, shall be given not less than 10 nor more than 60 days before the date of the meeting to each stockholder entitled to vote at such meeting (except to the extent that such notice is waived or is not required as provided in the General Corporation Law of the State of Delaware (the "DELAWARE GENERAL CORPORATION LAW") or these Bylaws). Such notice shall be given in accordance with, and shall be deemed effective as set forth in, Sections 222 and 232 (or any successor section or sections) of the Delaware General Corporation Law. The notices of all meetings shall state the place, date and hour of the meeting and the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at such meeting. The notice of a special meeting shall state, in addition, the purpose or purposes for which the meeting is called. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the corporation.

      1.5 VOTING LIST. The officer who has charge of the stock ledger of the corporation shall prepare, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder (but not the electronic mail address or other electronic contact

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information, unless the Board of Directors so directs) and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the corporation. The list shall also be produced and kept at the time and place of the meeting during the whole time of the meeting, and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communication, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided with the notice of the meeting.

      1.6 QUORUM. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the holders of a majority of the shares of the capital stock of the corporation issued and outstanding and entitled to vote at the meeting (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the shares of such class issued and outstanding and entitled to vote at the meeting), present in person or represented by proxy, shall constitute a quorum for the transaction of any business of the corporation. Once a share is represented for any purpose at a meeting (other than solely to object (1) to holding the meeting or transacting business at the meeting, or (2) (if it is a special meeting) to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice), it is deemed present for quorum purposes for the remainder of the meeting and for any adjournment of that meeting unless a new record date is or must be set for the adjourned meeting. The holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, may adjourn such meeting from time to time.

      1.7 ADJOURNMENTS. Any meeting of stockholders may be adjourned to any other time and to any other place at which a meeting of stockholders may be held under these Bylaws by the holders of a majority of the voting shares represented at a meeting, whether or not a quorum is present, or, if no stockholder is present, any officer entitled to preside at or to act as Secretary of such meeting. It shall not be necessary to notify any stockholder of any adjournment of 30 days or less if the time and place of the adjourned meeting is announced at the meeting at which adjournment is taken, unless after the adjournment a new record date is fixed for the adjourned meeting. Notice of the time and place shall be duly given to all stockholders of record and entitled to vote at the adjourned meeting of any adjournment of more than 30 days. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting.

      1.8 VOTING AND PROXIES. Each stockholder shall have one vote on a matter, in person or by proxy, for each share of stock entitled to vote held of record by such stockholder, unless otherwise provided in the Certificate of Incorporation. Each stockholder of record entitled to vote at a meeting of stockholders, or to express consent or dissent to corporate action in writing without a meeting, may vote or express such consent or dissent in person or may authorize another person or persons to vote or act for him by written proxy executed by the stockholder or his authorized officer, director, employee or agent and delivered to the Secretary

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of the corporation. No such proxy shall be voted or acted upon after three years from the date of its execution, unless the proxy expressly provides for a longer period. If authorized by the Board of Directors, and subject to such guidelines as the Board of Directors may adopt, stockholders and proxyholders not physically present at a meeting of stockholders may, by means of remote communication, participate in a meeting of stockholders and be deemed present in person and vote at such meeting whether such meeting is held at a designated place or solely by means of remote communication, provided that (1) the corporation implements reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (2) the corporation implements reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (3) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action is maintained by the corporation.

      1.9 ACTION OF MEETING. When a quorum is present at any meeting, the holders of a majority of the stock present or represented and voting on a matter (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a matter) shall decide any matter to be voted upon by the stockholders at such meeting, except when a different vote is required by express provision of law, the Certificate of Incorporation or these Bylaws. Any election of directors of the corporation by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election.

      1.10 NOTICE OF BUSINESS.

      1.10.1. ANNUAL MEETING. At an annual meeting of the stockholders, only such business shall be conducted as shall have been brought before the meeting:
(i) pursuant to the corporation's notice of meeting (or any supplement thereto),
(ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the corporation who is a stockholder of record at the time of giving of the notice provided for in this Section 1.10, who shall be entitled to vote at such meeting and who complies with the notice procedures set forth in this Section 1.10.

      1.10.2. NOTICE PROCEDURES.

      (a) For business to be properly brought before a stockholder meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not later than the close of business on the ninetieth day nor earlier than the close of business on the one hundred twentieth day prior to the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is more than thirty days before or more than seventy days after such anniversary date or other prior public announcement of the date of the meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth day prior to such annual meeting and not later than the close of business on the later of the ninetieth day prior to such annual meeting or the tenth day following the day on

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which such notice of the date of the meeting or such public announcement was first made. In no event shall the public announcement of an adjournment or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.

      (b) A stockholder's notice to the Secretary shall set forth (A) as to each matter the stockholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the Bylaws of the corporation, the language of the proposed amendment), (iii) any material interest in such business of such stockholder and such beneficial owner, if any, on whose behalf the proposal is made, and (iv) any other information relating to such business that is required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal or is otherwise required pursuant to Regulation 14A of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT") and (B) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made (i) the name and address of such stockholder, as they appear on the corporation's books, and of such beneficial owner, (ii) the class or series and number of shares of the corporation which are owned beneficially and of record by such stockholder and by such beneficial owner, (iii) a description of all arrangements or understandings between such stockholder and/or beneficial owner and any other person or persons (including their names) pursuant to which the proposal(s) are to be made by such stockholder, (iv) a representation that such stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose the items of business set forth in its notice, (v) a representation whether the stockholder or the beneficial owner, if any, intends or is a part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation's outstanding capital stock required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from stockholders in support of such proposal, and (vi) any other information relating to such stockholder or beneficial owner that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies in support of such proposal pursuant to Regulation 14A under the Exchange Act.

      (c) Notwithstanding anything in the Bylaws to the contrary, no business shall be conducted at an annual meeting of stockholders except in accordance with the procedures set forth in this Section 1.10. The timing requirements for advance notice of a proposal set forth in this Section 1.10 shall be deemed satisfied by a stockholder if the stockholder has notified the Corporation of his or her intention to present a proposal at an annual meeting in compliance with Rule 14a-8 (or any successor thereof) promulgated under the Exchange Act and such stockholder's proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting. Except as otherwise provided by law, the chairman of the meeting has the power and authority to and shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting and in accordance with the provisions of these Bylaws, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not

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be transacted. Notwithstanding the foregoing provisions of this Section 1.10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section. Nothing in this Section 1.10 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

      1.10.3. PUBLIC ANNOUNCEMENT. For purposes of this Section 1.10, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Sections 13, 14 or 15(d) of the Exchange Act.

      1.11. ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any annual or special meeting of stockholders of the corporation may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, is signed by all of the holders of outstanding stock entitled to vote on such action, and delivered to the Secretary of the corporation.

                              ARTICLE 2 - DIRECTORS

      2.1 GENERAL POWERS. The business and affairs of the corporation shall be managed by or under the direction of a Board of Directors, which may exercise all of the powers of the corporation except as otherwise provided by law, the Certificate of Incorporation or these Bylaws. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until the vacancy is filled.

      2.2 NUMBER; ELECTION AND QUALIFICATION. The Board of Directors shall consist of not less than three (3) nor more that twelve (12) persons, the exact number to be fixed from time to time by the Board of Directors pursuant to a resolution adopted by a majority vote of the directors then in office. The directors shall be elected at the annual meeting of the stockholders, except as provided in SECTION 2.4 hereof, and each director elected shall hold office until such director's successor is elected and qualified or until the director's earlier death, resignation or removal. No director need be a stockholder.

      2.3 NOMINATIONS. Nominations for the election of directors may be made by the Board of Directors or a committee appointed by the Board of Directors or by any stockholder entitled to vote in the election of directors generally. However, any stockholder entitled to vote in the election of directors generally may nominate one or more persons for election as directors at a meeting only if written notice of such stockholder's intent to make such nomination or nominations has been delivered to or mailed and received by the Secretary of the corporation at the principal executive offices of the corporation not later than
(a) with respect to an election to be held at an annual meeting of stockholders, the ninetieth day prior to the anniversary date of the preceding annual meeting, and (b) with respect to an election to be held at a special meeting of stockholders for the election of directors, the close of business on the tenth day following the date on which notice of such meeting is first given to stockholders. Each such notice shall set forth: (i) the name and address of the stockholder who intends to make the nomination and of the

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person or persons to be nominated, (ii) a representation that the stockholder is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder, (iv) such other information regarding each nominee proposed by such stockholder as would be required to be disclosed in a proxy statement or other filings required to be made in connection with the election of such director pursuant to Regulation 14A under the Exchange Act, and (v) the consent of each nominee to serve as a director of the corporation if so elected. The presiding officer of the meeting may refuse to acknowledge the nomination of any person not made in compliance with the foregoing procedure.

      2.4 VACANCY AND NEWLY CREATED DIRECTORSHIPS. Unless and until filled by the stockholders, any vacancy in the Board of Directors and any newly created directorships resulting from any increase in the authorized number of directors may be filled by vote of a majority of the directors then in office, although less than a quorum, or by a sole remaining director. Any director elected to fill a vacancy or newly created directorship in accordance with the preceding sentence shall hold office until the next annual meeting of the stockholders, and until such director's successor is elected and qualified or until the director's earlier death, resignation or removal.

      2.5 RESIGNATION. Any director may resign by delivering his written resignation to the corporation at its principal office or to the Chief Executive Officer or Secretary. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      2.6 REGULAR MEETINGS. Regular meeting of the Board of Directors may be held without notice at such time and place, either within or without the State of Delaware, as shall be determined from time to time by the Board of Directors; provided that any director who is absent when such a determination is made shall be duly given notice of the determination. A regular meeting of the Board of Directors may be held without notice immediately after and at the same place as the annual meeting of stockholders.

      2.7 SPECIAL MEETINGS. Special meetings of the Board of Directors may be held at any time and place, within or without the State of Delaware, as designated by the Chairman of the Board, Chief Executive Officer, two or more directors, or by one director in the event that there is only a single director in office.

      2.8 NOTICE OF SPECIAL MEETINGS. Notice of any special meeting of directors shall be given to each director by the Secretary or by the officer or one of the directors calling the meeting. Notice shall be duly given to each director (i) by giving notice to such director in person or by telephone at least 24 hours in advance of the meeting, (ii) by sending an e-mail, a telegram or telex, or delivering written notice by hand, to his last known business, e-mail or home address at least 24 hours in advance of the meeting, or (iii) by mailing written notice to his last known business or home address at least 48 hours in advance of the meeting. A notice or

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waiver of notice of a meeting of the Board of Directors need not specify the purposes of the meeting.

      2.9 MEETINGS BY TELEPHONE CONFERENCE CALLS. Directors or any members of any committee designated by the directors may participate in meetings of the Board of Directors or such committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation by such means shall constitute presence in person at such meetings.

      2.10 QUORUM. A majority of the total number of the whole Board of Directors shall constitute a quorum at all meetings of the Board of Directors. In the event one or more of the directors shall be disqualified to vote at any meeting, then the required quorum shall be reduced by one for each such director so disqualified: provided, however, that in no case shall less than one-third (1/3) of the total number of the whole Board of Directors constitute a quorum. In the absence of a quorum at any such meeting, a majority of the directors present may adjourn the meeting from time to time without further notice other than announcement at the meeting, until a quorum shall be present.

      2.11 ACTION AT MEETING. At any meeting of the Board of Directors at which a quorum is present, the vote of a majority of those present shall be sufficient to take any action, unless a different vote is specified by law, the Certificate of Incorporation or these Bylaws.

      2.12 ACTION BY WRITTEN CONSENT. Any action required or permitted to be taken at any meeting of the Board of Directors or of any committee of the Board of Directors may be taken without a meeting, if all members then in office of the Board or committee, as the case may be, consent to the action in writing or by electronic transmission, and the written consents or electronic transmissions are filed with the minutes of proceedings of the Board or committee.

      2.13 REMOVAL. Any one or more or all of the directors may be removed from office, but only for cause, by the holders of a majority of the shares of capital stock then entitled to vote at an election of directors, except that the directors elected by the holders of a particular class or series of stock may be removed with or without cause only by vote of the holders of a majority of the outstanding shares of such class or series.

      2.14 COMMITTEES. The Board of Directors may, by resolution passed by a majority of the whole Board, designate one or more committees, each committee to consist of one or more of the directors of the corporation. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members of the committee present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors and subject to the provisions of the General Corporation Law of the State of Delaware, shall have and may exercise all the powers and authority of the Board of Directors in the management

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of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Each such committee shall keep minutes and make such reports as the Board of Directors may from time to time request. Except as the Board of Directors may otherwise determine, any committee may make rules for the conduct of its business, but unless otherwise provided by the Board of Directors or in such rules, its business shall be conducted as nearly as possible in the same manner as is provided in these Bylaws for the Board of Directors.

      2.15 COMPENSATION OF DIRECTORS. Directors may be paid such compensation for their services and such reimbursement for expenses of attendance at meetings as the Board of Directors may from time to time determine. No such payment shall preclude any director from serving the corporation or any of its parent or subsidiary corporations in any other capacity and receiving compensation for such service.

                              ARTICLE 3 - OFFICERS

      3.1 ENUMERATION. The officers of the corporation shall consist of a Chief Executive Officer, a President, a Secretary, a Treasurer and such other officers with such other titles as the Board of Directors shall determine, including, but not limited to, a Chief Executive Officer and one or more Vice Presidents.

      3.2 ELECTION. The Chief Executive Officer, President, Treasurer and Secretary shall be elected annually by the Board of Directors at its first meeting following the annual meeting of stockholders. Other officers may be appointed by the Board of Directors at such meeting or at any other meeting. The Board of Directors may authorize the Chief Executive Officer of the corporation to appoint assistant secretaries and assistant treasurers from time to time.

      3.3 QUALIFICATION. No officer need be a stockholder. Any two or more offices may be held by the same person.

      3.4 TENURE. Except as otherwise provided by law, by the Certificate of Incorporation or by these Bylaws, each officer shall hold office until his successor is elected and qualified, unless a different term is specified in the vote choosing or appointing him, or until his earlier death, resignation or removal.

      3.5 RESIGNATION AND REMOVAL. Any officer may resign by delivering his written resignation to the corporation at its principal office. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

      Any officer may be removed at any time, with or without cause, by vote of a majority of the entire number of directors then in office.

      Except as the Board of Directors may otherwise determine, no officer who resigns or is removed shall have any right to any compensation as an officer for any period following his

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resignation or removal, or any right to damages on account of such removal, whether his compensation be by the month, or by the year or otherwise, unless such compensation is expressly provided in a duly authorized written agreement with the corporation.

      3.6 VACANCIES. The Board of Directors may fill any vacancy occurring in any office for any reason and may, in its discretion, leave unfilled for any period as it may determine any offices other than those of President, Treasurer and Secretary. Each such successor shall hold office for the unexpired term of his predecessor and until his successor is elected and qualified, or until his earlier death, resignation or removal.

      3.7 CHAIRMAN OF THE BOARD AND VICE CHAIRMAN OF THE BOARD. The Board of Directors may appoint a Chairman of the Board. If the Board of Directors appoints a Chairman of the Board, he shall preside over all meetings of stockholders and the Board of Directors and shall perform such other duties and possess such other powers as are assigned to him by the Board of Directors. If the Board of Directors appoints a Vice Chairman of the Board, he shall, in the absence or disability of the Chairman of the Board, perform the duties and exercise the powers of the Chairman of the Board and shall perform such other duties and possess such other powers as may from time to time be vested in him by the Board of Directors.

      3.8 CHIEF EXECUTIVE OFFICER. Subject to such supervisory powers, if any, as may be given by the Board of Directors to the Chairman of the Board, if any, the Chief Executive Officer of the corporation shall have overall responsibility and authority for management of the operations of the corporation , subject to the authority of the Board of Directors. In the absence or nonexistence of a Chairman and Vice Chairman of the Board, the Chief Executive Officer shall preside over all meetings of the stockholders. The Chief Executive Officer shall have the general powers and duties of management usually vested in the office of chief executive officer of a corporation, and shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe.

      3.9 PRESIDENT. Unless the Board of Directors has designated another officer as Chief Executive Officer, the President shall be the Chief Executive Officer of the corporation. The President shall perform such other duties and shall have such other powers as the Board of Directors may from time to time prescribe and, if another officer is serving as the Chief Executive Officer, shall be the chief operating officer with full responsibility and authority for management of the day-to-day operations of the corporation, subject to the authority of the Board of Directors and the Chief Executive Officer.

      3.10 VICE PRESIDENTS. Any Vice President shall perform such duties and possess such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Chief Executive Officer, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Board of Directors) shall perform the duties of the Chief Executive Officer and when so performing shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer. The Board of Directors may assign to any Vice President the title of Executive Vice President, Senior Vice President or any other title selected by the Board of Directors.

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      3.11 SECRETARY AND ASSISTANT SECRETARIES. The Secretary shall perform such duties and shall have such powers as the Board of Directors or the Chief Executive Officer may from time to time prescribe. In addition, the Secretary shall perform such duties and have such powers as are incident to the office of the secretary, including, without limitation, the duty and power to give notices of all meetings of stockholders and special meetings of the Board of Directors, to attend all meetings of stockholders and the Board of Directors and keep a record of the proceedings, to maintain a stock ledger and prepare lists of stockholders and their addresses as required, to be custodian of corporate records and the corporate seal and to affix and attest to the same on documents.

      Any Assistant Secretary shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Secretary may from time to time prescribe. In the event of the absence, inability or refusal to act of the Secretary, the Assistant Secretary (or if there shall be more than one, the Assistant Secretaries in the order determined by the Board of Directors) shall perform the duties of the Secretary and when so performing shall have all the power of and be subject to all the restrictions upon the Secretary.

      In the absence of the Secretary or any Assistant Secretary at any meeting of stockholders or directors, the person presiding at the meeting shall designate a temporary secretary to keep a record of the meeting.

      3.12 TREASURER AND ASSISTANT TREASURERS. The Treasurer shall perform such duties and shall have such powers as may from time to time be assigned to him by the Board of Directors or the Chief Executive Officer. In addition, the Treasurer shall perform such duties and have such powers as are incident to the office of treasurer, including without limitation the duty and power to keep and be responsible for all funds and securities of the corporation, to deposit funds of the corporation in depositories selected in accordance with these Bylaws, to disburse such funds as ordered by the Board of Directors, to make proper accounts of such funds and to render as required by the Board of Directors statements of all such transactions and of the financial condition of the corporation.

      The Assistant Treasurer shall perform such duties and possess such powers as the Board of Directors, the Chief Executive Officer or the Treasurer may from time to time prescribe. In the event of the absence, inability or refusal to act of the Treasurer, the Assistant Treasurer (or if there shall be more than one, the Assistant Treasurers in the order determined by the Board of Directors) shall perform the duties of the Treasurer and when so performing shall have all the powers of and be subject to all the restrictions upon the Treasurer.

      3.13 SALARIES. Officers of the corporation shall be entitled to such salaries, compensation or reimbursement as shall be fixed or allowed from time to time by the Board of Directors or a committee of the Board of Directors.

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                            ARTICLE 4 - CAPITAL STOCK

      4.1 CERTIFICATES OF STOCK. Every holder of stock of the corporation shall be entitled to have a certificate, in such form as may be prescribed by law and by the Board of Directors, certifying the number and class of shares owned by him in the corporation. Each such certificate shall be signed by, or in the name of the corporation by the Chairman or Vice Chairman, if any, of the Board of Directors, or the Chief Executive Officer, or President or a Vice President, and the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the corporation. Any or all of the signatures on the certificate may be a facsimile.

      Each certificate for shares of stock which are subject to any restriction on transfer pursuant to the Certificate of Incorporation, the Bylaws, applicable securities laws or any agreement among any number of stockholders or among such holders and the corporation shall have conspicuously noted on the face or back of the certificate either the full text of the restriction or a statement of the existence of such restriction.

      Except as may be otherwise required by law, by the Certificate of Incorporation or by these Bylaws, the corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect to such stock, regardless of any transfer, pledge or other disposition of such stock until the shares have been transferred on the books of the corporation in accordance with the requirements of these Bylaws.

      4.2 LOST, STOLEN OR DESTROYED CERTIFICATES. The corporation may issue a new certificate of stock in place of any previously issued certificate alleged to have been lost, stolen, or destroyed, upon such terms and conditions as the Board of Directors may prescribe, including without limitation the presentation of reasonable evidence of such loss, theft or destruction and the giving of such bond as the Board of Directors may require sufficient to indemnify the corporation, any transfer agent or registrar against any claim that may be made against any or all of them on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

      4.3 RECORD DATE. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action. Such record date shall not be more than 60 nor less than 10 days before the date of such meeting, nor more than 60 days prior to any other action to which such record date relates.

      If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day before the day on which notice is given, or, if notice is waived, at the close of business on the day before the day on which the meeting is held. The record date for determining stockholders entitled to express consent or dissent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by law or otherwise is necessary, shall be the

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day on which the first written consent or dissent is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place or business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings or stockholders are recorded. Delivery made to the registered office of the corporation shall be by hand or by certified or registered mail, return receipt requested. The record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating to such purpose.

      A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

                         ARTICLE 5 - GENERAL PROVISIONS

      5.1 FISCAL YEAR. Except as from time to time otherwise designated by the Board of Directors, the fiscal year of the corporation shall begin on the first day of January in each year and end on the last day of December in each year.

      5.2 CORPORATE SEAL. The corporate seal shall be in such form as shall be approved by the Board of Directors.

      5.3 WAIVER OF NOTICE. Whenever any notice whatsoever is required to be given by law, the Certificate of Incorporation or by these Bylaws, a waiver of such notice either in writing signed by the person entitled to such notice or the duly authorized attorney of such person, or by telegraph, cable or any other available method, whether before, at or after the time stated in such waiver shall be deemed equivalent to such notice. The appearance of such person or persons at a meeting in person or by proxy shall constitute a waiver of notice of such meeting, except when the person or proxy attends such meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

      5.4 VOTING OF SECURITIES. Except as the directors may otherwise designate, the Chief Executive Officer, the President or Treasurer may waive notice of, and act as, or appoint any person or persons to act as proxy or attorney-in-fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any other corporation or organization, the securities of which may be held by this corporation.

      5.5 EVIDENCE OF AUTHORITY. A certificate by the Secretary, or an Assistant Secretary, or a temporary secretary, as to any action taken by the stockholders, directors, a committee or any officer or representative of the corporation shall be, as to all persons who rely on the certificate in good faith, conclusive evidence of such action.

      5.6 CERTIFICATE OF INCORPORATION. All references in these Bylaws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the corporation, as amended and in effect from time to time.

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

      5.7 INSPECTION OF BOOKS AND RECORDS. Any stockholder, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the usual hours for business to inspect for any proper purpose, and to make copies or extracts from: (1) the corporation's stock ledger, a list of its stockholders, and its other books and records, and (2) other documents as required by law. A proper purpose shall mean a purpose reasonably related to such person's interest as a stockholder. In every instance where an attorney or other agent shall be the person who seeks the right to inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the stockholder. The demand under oath shall be directed to the corporation at its registered office or at its principal place of business.

      5.8 SEVERABILITY. Any determination that any provision of these Bylaws is for any reason inapplicable, illegal or ineffective shall not affect or invalidate any other provision of these Bylaws.

      5.9 PRONOUNS. All pronouns used in these Bylaws shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons may require.

                           ARTICLE 6 - INDEMNIFICATION

      The corporation shall, to the fullest extent permitted by Section 145 of the General Corporation Law of Delaware, as amended from time to time, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was, or has agreed to become, a director or officer of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust of other enterprise, including any employee benefit plan, or by reason of any action alleged to have been taken or omitted in such capacity, against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom.

      Indemnification may include payment by the corporation of expenses in defending an action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if it is ultimately determined that such person is not entitled to indemnification under this Article.

      The corporation shall not indemnify any such person seeking indemnification in connection with a proceeding (or part thereof) initiated by such person unless the initiation thereof was approved by the Board of Directors of the corporation.

      The indemnification rights provided in this Article (a) shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any law, agreement or vote of stockholders or disinterested directors or otherwise, and
(b) unless otherwise provided when authorized or ratified, shall continue as to a person who has ceased to be a director, officer, employee, partner, agent or trustee and shall inure to the benefit of the personal representatives, heirs, executors and administrators of such person. The corporation may, to the extent authorized from time to time by its Board of Directors, grant indemnification rights to other employees or agents of the corporation or other persons serving the corporation and such rights may be equivalent to, or greater or less than, those set forth in this Article.

      The corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving, or has agreed to serve, at the request of the corporation, as a director, officer, employee, partner (limited or general), agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust of other enterprise, including any employee benefit plan, against any liability asserted against such person or incurred by such person in any such capacity, or arising out of such person's status as such, and related expenses, whether or not the corporation would have the power to indemnify such person against such liability under the provisions of the General Corporation Law of Delaware.

                             ARTICLE 7 - AMENDMENTS

      7.1 BY THE BOARD OF DIRECTORS. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of a majority of the directors present at any regular or special meeting of the Board of Directors at which a quorum is present.

      7.2 BY THE STOCKHOLDERS. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the affirmative vote of the holders of a majority of the shares of the capital stock of the corporation issued and outstanding, present in person or by proxy and entitled to vote at any regular meeting of stockholders, or at any special meeting of stockholders, provided that notice of such alteration, amendment, repeal or adoption of new bylaws shall have been stated in the notice of any such special meeting.

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